As filed with the United States Securities and Exchange Commission on June 24, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ACTUATE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	94-3193197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
2207 Bridgepointe Parkway, Suite 500
San Mateo, California 94404
(650) 645-3000
(Address of principal executive offices) (Zip Code)

ACTUATE CORPORATION 1998 EQUITY INCENTIVE PLAN (AMENDED AND RESTATED)
ACTUATE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

PETER I. CITTADINI
CHIEF EXECUTIVE OFFICER AND PRESIDENT
ACTUATE CORPORATION
2207 Bridgepointe Parkway, Suite 500
San Mateo, California 94404
(Name and address of agent for service)

(650) 645-3000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount of shares	Maximum	Maximum	Amount of
	to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered (1)	per Share (2)	Price (2)	Fee
Actuate Corporation 1998 Equity Incentive Plan (Amended and Restated) Common Stock (par value $.001)	2,273,137	$4.18	$9,501,712.66	$677.47
Actuate Corporation 1998 Employee Stock Purchase Plan Common Stock (par value $.001)	600,000	$4.18	$2,508,000	$178.82
Total Amount to be Registered	2,873,137		Aggregate Registration Fee	$856.29

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Equity Incentive Plan (Amended and Restated) and 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Actuate Corporation.

(2)	Calculated solely for purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Actuate Corporation as reported on the Nasdaq Global Select Market on June 17, 2010

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference
Actuate Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	The Registrant’s Registration Statement No. 000-24607 on Form 8-A filed with the SEC on July 10, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(b)	The Registrant’s Form 10-K filed with the SEC for the fiscal year ended December 31, 2009 filed with the SEC on March 10, 2010;

(c)	The Registrant’s Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2010 filed with the SEC on May 7, 2010; and

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 28, 2010, February 2, 2010, May 28, 2010 and June 18, 2010.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Item 4.Description of Securities
Not Applicable.
     Item 5.Interests of Named Experts and Counsel
Not Applicable.
     Item 6.Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (“1933 Act”). The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.
     Item 7.Exemption from Registration Claimed
Not Applicable.

     Item 8.Exhibits

Exhibit
Number	Exhibit
4
Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(a) of this Registration Statement.

5	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Actuate Corporation 1998 Equity Incentive Plan (Amended and Restated)

99.2	Amendment to Actuate Corporation 1998 Equity Incentive Plan (Amended and Restated) dated April 22, 2009, which is incorporated by reference to Registrant’s Form 8-K filed on April 23, 2009.

99.3	Actuate Corporation 1998 Employee Stock Purchase Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333.-55741).
     Item 9.Undertakings
A. The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) That for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s Amended and Restated 1998 Equity Incentive Plan and 1998 Employee Stock Purchase Plan.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 24th day of June, 2010.

ACTUATE CORPORATION
By:	/S/ Daniel A. Gaudreau
Daniel A. Gaudreau, Senior Vice President,
Operations and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of Actuate Corporation, a Delaware corporation, do hereby constitute and appoint Peter I. Cittadini and Daniel A. Gaudreau, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date

/S/ Nicolas C. Nierenberg	June 24, 2010

Nicolas C. Nierenberg
Chairman of the Board and Chief Architect

/S/ Peter I. Cittadini	June 24, 2010

Peter I. Cittadini
President, Chief Executive Officer and Director
(Principal Executive Officer)

/S/ Daniel A. Gaudreau	June 24, 2010

Daniel A. Gaudreau
Senior Vice President, Operations and Chief Financial Officer
(Principal Financial and Accounting Officer)

/S/ Kenneth E. Marshall	June 24, 2010

Kenneth E. Marshall
Director

/S/ Arthur C. Patterson	June 24, 2010

Arthur C. Patterson
Director

/S/ Steven D. Whiteman	June 24, 2010

Steven D. Whiteman
Director

EXHIBIT INDEX

Exhibit
Number	Exhibit
4
Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(a) of this Registration Statement.

5	Opinion and consent of Morgan Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Actuate Corporation 1998 Equity Incentive Plan (Amended and Restated)

99.2	Amendment to Actuate Corporation 1998 Equity Incentive Plan (Amended and Restated) dated April 22, 2009, which is incorporated by reference to Registrant’s Form 8-K filed on April 23, 2009.

99.3	Actuate Corporation 1998 Employee Stock Purchase Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333.-55741).